SERVICE AGREEMENT
MATERIAL EVENTS, LLC – ASK ME NOW, INC.
DECEMBER 21, 2006

Material Events, LLC (Material Events) will provide investor relations and marketing services to Ask Me Now Inc. (AKMN) (services described in section 1) for a period of three months beginning January 1, 2007 in exchange for compensation (described in section 2):

1. Services provided by Material Events to AKMN will include the following:

   a) Contact existing AKMN shareholders to provide updates and maintain relations.

   b) Feature AKMN on MaterialEvents.com website. This will include feature on the front page, dedicated AKMN page, and main feature in the "Money" section, as well as graphic banner adds throughout website articles and content linking to dedicated AKMN profile page.

   c) Creating greater awareness of AKMN throughout online investment community through targeted emails to opt-in newsletter subscribers, financial message boards, chat rooms, and forums, online article distribution networks, and more.

   d) Expose AKMN to investors in Material Events' proprietary database through telephone and email contact.

   e) Material Events may at times employ methods in addition to those outlined above when deemed strategically necessary or advantageous. Methods of publicity and marketing shall at all times remain within legal and regulatory limitations.

2. Compensation provided to Material Events in exchange for services shall be comprised of the following:

   a) One Hundred Five Thousand (105,000) restricted shares of AKMN stock for prior services rendered upon execution of this Agreement.

   b) Twenty Thousand (20,000) restricted shares of AKMN stock per month, for the duration of the service agreement. Shares to be delivered by the last business day of each month, beginning January 31, 2007, per instructions provided separately, and ending March 31, 2007.

   *Note: compensation shall be paid for the month of service following services rendered (i.e., payment received by January 31, 2007, shall be considered payment for services to be rendered during January 2007)

3. Limitations and other special considerations:

   a) In the event that Material Events is retained by more than one client company at a time, "featured stock" on front page shall be rotated evenly to allow for equal exposure for all clients. Clients should not experience any decrease in exposure

due to rotation of "Featured Stock", and in fact may gain added exposure due to Material Events' increased efforts on the part of multiple clients.

b) Material Events make no implication or guarantee as to specific stock market activity created by marketing efforts. Material Events is not a licensed broker, broker dealer, market maker, investment banker, investment advisor, analyst or underwriter. Material Events does not act to effect the purchase or sale of any security, and encourages investors to do their own research and consult a registered broker before making any investment decisions. Material Events provides marketing and investor relations services, and is not responsible for the share price, volume, or other performance factors associated with AKMN's publicly traded stock.

c) In connection with Material Events' engagement, AKIN will furnish Material Events with any information concerning AKMN that Material Events deems reasonable and appropriate and will provide Material Events with access to AKMN's officers, directors, accountants, counsel and other advisors. AKMN represents and warrants to Material Events that all such information concerning AKMN, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. AKMN represents and warrants to Material Events that any financial projections or forecasts provided are "forward looking statements" as that term is used in Section 21E of the Securities Exchange Act of 1934 and represent the best currently available estimates by the management of AKMN of the future financial performance by AKMN (or its business) and are based upon reasonable assumptions. AKMN acknowledges and agrees that Material Events will be using and relying upon such information supplied by AKMN and its officers, agents and others and upon any other publicly available information concerning AKMN without any independent investigation or verification thereof or independent appraisal by Material Events of AKMN or its business or assets.

d) AKMN acknowledges that Material Events intends to use AKMN's logo and other trademarked and copyrighted images, graphics, and text during the course of Material Events' marketing campaign, and hereby gives permission to Material Events for usage of such materials.

e) This agreement may not be amended or altered except as agreed upon by both parties.

Material Events is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

Material Events, LLC	Ask Me Now, Inc.
[signature]	[signature]
Signature of Authorized Director of Officer	Signature of Authorized Director of Officer
President	CEO
Title	Title
1/8/07	1/10/07
Date	Date